As Filed with the Securities and Exchange Commission on October 29, 1998
                                                                Registration No.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                                MITEL CORPORATION
             (Exact name of registrant as specified in its charter)
          Canada                                             Not Applicable
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     P.O. BOX 13089
     350 Legget Drive
     Kanata, Ontario
     Canada                                                       K2K 1X3
(Address of principal                                           (Zip Code)
   executive offices)
                           ---------------------------


                  MITEL CORPORATION 1991 STOCK OPTION PLAN FOR
              KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS, AS AMENDED
                            (Full title of the plan)
                           ---------------------------


                          Donald G. McIntyre, Secretary
                                Mitel Corporation
                                 P.O. Box 13089
                                350 Legget Drive
                                 Kanata, Ontario
                                 Canada K2K 1X3
                     (Name and address of agent for service)

                                 (613) 592-2122
          (Telephone number, including area code, of agent for service)
                           ---------------------------


                                    Copy to:
                             Denise M. Tormey, Esq.
                      Rubin Baum Levin Constant & Friedman
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 698-7700
                           ---------------------------

                                                      Calculation of Registration Fee

                                                                      Proposed
                                                                       maximum          Proposed maximum
                                                 Amount to be      offering price           aggregate              Amount of
    Title of securities to be registered        registered (1)        per share          offering price        registration fee

--------------------------------------------- ------------------ -------------------------------------------- ------------------

Common Shares (no par value).................        6,751,500(2)                 $9.25(3)      $62,451,375(3)           $17,361.48
Common Shares (no par value).................        3,123,250(4)                $17.78           $55,531,385            $15,437.73
Common Shares (no par value).................          108,000(4)                $19.96            $2,155,680               $599.28
Common Shares (no par value).................           53,250(4)                $21.09            $1,123,042.50            $312.21
Common Shares (no par value).................            3,000(4)                $19.86               $59,580                $16.56
Common Shares (no par value).................            4,000(4)                $19.96               $79,840                $22.20
Common Shares (no par value).................          100,000(4)                $20.44            $2,044,000               $568.23

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

Common Shares (no par value).................           20,000(4)                $30.00              $600,000               $166.80
Common Shares (no par value).................           32,000(4)                $21.15              $676,800               $188.15
Common Shares (no par value).................            5,000(4)                $18.13               $90,650                $25.20
                    TOTAL                             10,200,000                                 $124,812,352.50         $34,697.84
================================================================ ===================================================================

------------------


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms of the Registrant's 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended (the "Plan") that are designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) Represents Common Shares reserved for issuance pursuant to options available for grant, or granted but not exercised, under the Plan.
(3) This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Registrant's Common Shares for shares traded on October 22, 1998 on the New York Stock Exchange.
(4) Represents shares of Common Stock reserved for issuance upon the exercise of options previously granted under the Plan.

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




                          PRIOR REGISTRATION STATEMENT

      Pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 3, 1995 (Registration Number 33-98946), the Registrant registered 3,000,000 Common Shares for issuance under the Plan. This Registration Statement is filed for the purpose of registering an additional 10,200,000 Common Shares to be issued under the Plan.

      The contents of the Registration Statement on Form S-8 (Registration Number 33-98946) are incorporated by reference herein except for Item 8 of Part II which is amended to read as follows:






      Item 8. Exhibits.

      The following is a complete list of exhibits filed as a part of this Registration Statement:


        Exhibit No.          Document
        -----------          --------
            4.1              Mitel Corporation 1991 Stock Option Plan for Key
                             Employees and Non-Employee Directors, as amended to date.

            5.1 Opinion of McCarthy Tetrault regarding the validity and offering of the Common Shares being registered.

            23.1             Consent of McCarthy Tetrault (included in Exhibit
                             5.1).

           23.2              Consent of Ernst & Young LLP.

            24.1 Powers of Attorney (included on the signature page of this Registration Statement).




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




                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kanata, Ontario, Canada, on October 29, 1998.

                                        MITEL CORPORATION


                                        By: /s/ Kirk Mandy
                                           -------------------------------------
                                           Kirk Mandy
                                           President and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jean-Jacques Carrier and Donald G. McIntyre his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




               Signature                                        Title                                   Date
               ---------                                        -----                                   ----
/s/ Henry Simon                         Chairman of the Board of Directors                        October 29, 1998
---------------------------------------
Henry Simon

/s/ Kirk Mandy                          President, Chief Executive Officer and Director           October 29, 1998
---------------------------------------
Kirk Mandy

/s/ Hubert T. Lacroix                   Director                                                  October 29, 1998
---------------------------------------
Hubert T. Lacroix

/s/ Donald W. Patterson                 Director                                                  October 29, 1998
---------------------------------------
Donald W. Patterson

/s/ Peter van Cuylenburg                Director                                                  October 29, 1998
---------------------------------------
Peter van Cuylenburg

/s/ Jonathan I. Wener                   Director                                                  October 29, 1998
---------------------------------------
Jonathan I. Wener

/s/ Andre Borrel                        Director                                                  October 29, 1998
---------------------------------------
Andre Borrel

/s/ Anthony L. Craig                    Director                                                  October 29, 1998
---------------------------------------
Anthony L. Craig

/s/ Donald G. McIntyre                  Director                                                  October 29, 1998
---------------------------------------
Donald G. McIntyre


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




/s/ John B. Millard                     Director                                                  October 29, 1998
-------------------
John B. Millard

/s/ Jean-Jacques Carrier                Vice President of Finance and Chief Financial             October 29, 1998
------------------------                Officer
Jean-Jacques Carrier


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



                                      INDEX


        Exhibit No.          Document
        -----------          --------
            4.1              Mitel Corporation 1991 Stock Option Plan for Key
                             Employees and Non-Employee Directors, as amended to date.

            5.1 Opinion of McCarthy Tetrault regarding the validity and offering of the Common Shares being registered.

            23.1             Consent of McCarthy Tetrault (included in Exhibit
                             5.1).

           23.2              Consent of Ernst & Young LLP.

            24.1 Powers of Attorney (included on the signature page of this Registration Statement).




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